OPINION OF KIRKLAND & ELLIS LLP

Exhibit 5.1

March 21, 2012

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, TN 37067

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to CHS/Community Health Systems, Inc., a Delaware corporation (the “Issuer”), Community Health Systems, Inc., a Delaware corporation, (“Parent”) and each of the other guarantors listed on Schedule A hereto (collectively, the “Guarantors” and each a “Guarantor” and together with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $2,000,000,000 in aggregate principal amount of the Issuer’s 8.00% Senior Notes due 2019 (the “Exchange Notes”), to be guaranteed (the “Guarantees”) by the Guarantors, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about March 21, 2012. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to the Indenture dated as of November 22, 2011, as supplemented by the First Supplemental Indenture, dated as of January 31, 2012 (as supplemented, the “Indenture”), in each case, by and among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Notes are to be issued in exchange for and in replacement of (i) the Issuer’s $1,000,000,000 aggregate principal amount of 8.00% Senior Notes due 2019 issued on November 22, 2011 (the “Existing Notes”), and (ii) the Issuer’s $1,000,000,000 aggregate principal amount of 8.00% Senior Notes due 2019 issued on March 21, 2012 as additional notes under the Indenture (the “Add-On Notes” and, together with the Existing Notes, the “Old Notes”), of which collectively $2,000,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation, bylaws, operating agreements and partnership agreements of the Issuer and the Guarantors, (ii) resolutions, consents and minutes of the Issuer and the Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as November 22, 2011, by and among the Issuer, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers party thereto (the “2011 Registration Rights Agreement”), (vi) the Registration Rights Agreement, dated as March 21, 2012, by and among the Issuer, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers party thereto (the

“2012 Registration Rights Agreement” and, together with the 2011 Registration Rights Agreement, the “Registration Rights Agreements”) and (vii) forms of the Exchange Notes and the Guarantees.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer and the Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Exchange Notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York and Delaware law and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound, except those agreements and instruments that have been identified by the Issuer and the Guarantors as being material to them and that have been filed as exhibits to the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Yours very truly,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

Schedule A

Guarantors	Jurisdiction of Incorporation or Formation
Community Health Systems, Inc.	DE

Abilene Hospital, LLC	DE

Abilene Merger, LLC	DE

Anna Hospital Corporation	IL

Berwick Hospital Company, LLC	DE

Big Bend Hospital Corporation	TX

Big Spring Hospital Corporation	TX

Birmingham Holdings, LLC	DE

Birmingham Holdings II, LLC	DE

Bluefield Holdings, LLC	DE

Bluefield Hospital Company, LLC	DE

Bluffton Health System, LLC	DE

Brownsville Hospital Corporation	TN

Brownwood Hospital, L.P.	DE

Brownwood Medical Center, LLC	DE

Bullhead City Hospital Corporation	AZ

Bullhead City Hospital Investment Corporation	DE

Carlsbad Medical Center, LLC	DE

Centre Hospital Corporation	AL

CHHS Holdings, LLC	DE

CHS Kentucky Holdings, LLC	DE

CHS Pennsylvania Holdings, LLC	DE

CHS Virginia Holdings, LLC	DE

CHS Washington Holdings, LLC	DE

Clarksville Holdings, LLC	DE

Cleveland Hospital Corporation	TN

Cleveland Tennessee Hospital Company, LLC	DE

Guarantors	Jurisdiction of Incorporation or Formation
Clinton Hospital Corporation	PA

Coatesville Hospital Corporation	PA

College Station Hospital, L.P.	DE

College Station Medical Center, LLC	DE

College Station Merger, LLC	DE

Community GP Corp.	DE

Community Health Investment Company, LLC	DE

Community LP Corp.	DE

CP Hospital GP, LLC	DE

CPLP, LLC	DE

Crestwood Hospital, LLC	DE

Crestwood Hospital, LP, LLC	DE

CSMC, LLC	DE

CSRA Holdings, LLC	DE

Deaconess Holdings, LLC	DE

Deaconess Hospital Holdings, LLC	DE

Deming Hospital Corporation	NM

Desert Hospital Holdings, LLC	DE

Detar Hospital, LLC	DE

DHFW Holdings, LLC	DE

DHSC, LLC	DE

Dukes Health System, LLC	DE

Dyersburg Hospital Corporation	TN

Emporia Hospital Corporation	VA

Evanston Hospital Corporation	WY

Fallbrook Hospital Corporation	DE

Foley Hospital Corporation	AL

Forrest City Arkansas Hospital Company, LLC	AR

Forrest City Hospital Corporation	AR

Fort Payne Hospital Corporation	AL

Frankfort Health Partner, Inc.	IN

Guarantors	Jurisdiction of Incorporation or Formation
Franklin Hospital Corporation	VA

Gadsden Regional Medical Center, LLC	DE

Galesburg Hospital Corporation	IL

Granbury Hospital Corporation	TX

Granite City Hospital Corporation	IL

Granite City Illinois Hospital Company, LLC	IL

Greenville Hospital Corporation	AL

GRMC Holdings, LLC	DE

Hallmark Healthcare Company, LLC	DE

Hobbs Medco, LLC	DE

Hospital of Barstow, Inc.	DE

Hospital of Fulton, Inc.	KY

Hospital of Louisa, Inc.	KY

Hospital of Morristown, Inc.	TN

Jackson Hospital Corporation (KY)	KY

Jackson Hospital Corporation (TN)	TN

Jourdanton Hospital Corporation	TX

Kay County Hospital Corporation	OK

Kay County Oklahoma Hospital Company, LLC	OK

Kirksville Hospital Company, LLC	DE

Lakeway Hospital Corporation	TN

Lancaster Hospital Corporation	DE

Las Cruces Medical Center, LLC	DE

Lea Regional Hospital, LLC	DE

Lexington Hospital Corporation	TN

Longview Merger, LLC	DE

LRH, LLC	DE

Lutheran Health Network of Indiana, LLC	DE

Marion Hospital Corporation	IL

Martin Hospital Corporation	TN

Massillon Community Health System LLC	DE

Guarantors	Jurisdiction of Incorporation or Formation
Massillon Health System LLC	DE

Massillon Holdings, LLC	DE

McKenzie Tennessee Hospital Company, LLC	DE

McNairy Hospital Corporation	TN

MCSA, L.L.C.	AR

Medical Center of Brownwood, LLC	DE

Merger Legacy Holdings, LLC	DE

MMC of Nevada, LLC	DE

Moberly Hospital Company, LLC	DE

MWMC Holdings, LLC	DE

Nanticoke Hospital Company, LLC	DE

National Healthcare of Leesville, Inc.	DE

National Healthcare of Mt. Vernon, Inc.	DE

National Healthcare of Newport, Inc.	DE

Navarro Hospital, L.P.	DE

Navarro Regional, LLC	DE

NC-DSH, LLC	NV

Northampton Hospital Company, LLC	DE

Northwest Hospital, LLC	DE

NOV Holdings, LLC	DE

NRH, LLC	DE

Oak Hill Hospital Corporation	WV

Oro Valley Hospital, LLC	DE

Palmer-Wasilla Health System, LLC	DE

Payson Hospital Corporation	AZ

Peckville Hospital Company, LLC	DE

Pennsylvania Hospital Company, LLC	DE

Phillips Hospital Corporation	AR

Phoenixville Hospital Company, LLC	DE

Pottstown Hospital Company, LLC	DE

QHG Georgia Holdings, Inc.	GA

Guarantors	Jurisdiction of Incorporation or Formation
QHG Georgia Holdings II, LLC	DE

QHG Georgia, LP	GA

QHG of Bluffton Company, LLC	DE

QHG of Clinton County, Inc.	IN

QHG of Enterprise, Inc.	AL

QHG of Forrest County, Inc.	MS

QHG of Fort Wayne Company, LLC	DE

QHG of Hattiesburg, Inc.	MS

QHG of Massillon, Inc.	OH

QHG of South Carolina, Inc.	SC

QHG of Spartanburg, Inc.	SC

QHG of Springdale, Inc.	AR

QHG of Warsaw Company, LLC	DE

Quorum Health Resources, LLC	DE

Red Bud Hospital Corporation	IL

Red Bud Illinois Hospital Company, LLC	IL

Regional Hospital of Longview, LLC	DE

River Region Medical Corporation	MS

Roswell Hospital Corporation	NM

Ruston Hospital Corporation	DE

Ruston Louisiana Hospital Company, LLC	DE

SACMC, LLC	DE

Salem Hospital Corporation	NJ

San Angelo Community Medical Center, LLC	DE

San Angelo Medical, LLC	DE

San Miguel Hospital Corporation	NM

Scranton Holdings, LLC	DE

Scranton Hospital Company, LLC	DE

Scranton Quincy Holdings, LLC	DE

Scranton Quincy Hospital Company, LLC	DE

Shelbyville Hospital Corporation	TN

Guarantors	Jurisdiction of Incorporation or Formation
Siloam Springs Arkansas Hospital Company, LLC	DE

Siloam Springs Holdings, LLC	DE

Southern Texas Medical Center, LLC	DE

Spokane Valley Washington Hospital Company, LLC	DE

Spokane Washington Hospital Company, LLC	DE

Tennyson Holdings, LLC	DE

Tomball Texas Holdings, LLC	DE

Tomball Texas Hospital Company, LLC	DE

Tooele Hospital Corporation	UT

Triad Healthcare Corporation	DE

Triad Holdings III, LLC	DE

Triad Holdings IV, LLC	DE

Triad Holdings V, LLC	DE

Triad Nevada Holdings, LLC	DE

Triad of Alabama, LLC	DE

Triad of Oregon, LLC	DE

Triad-ARMC, LLC	DE

Triad-El Dorado, Inc.	AR

Triad-Navarro Regional Hospital Subsidiary, LLC	DE

Tunkhannock Hospital Company, LLC	DE

VHC Medical, LLC	DE

Vicksburg Healthcare, LLC	DE

Victoria Hospital, LLC	DE

Victoria of Texas, L.P.	DE

Virginia Hospital Company, LLC	VA

Warren Ohio Hospital Company, LLC	DE

Warren Ohio Rehab Hospital Company, LLC	DE

Watsonville Hospital Corporation	DE

Waukegan Hospital Corporation	IL

Waukegan Illinois Hospital Company, LLC	IL

Weatherford Hospital Corporation	TX

Guarantors	Jurisdiction of Incorporation or Formation
Weatherford Texas Hospital Company, LLC	TX

Webb Hospital Corporation	DE

Webb Hospital Holdings, LLC	DE

Wesley Health System, LLC	DE

West Grove Hospital Company, LLC	DE

WHMC, LLC	DE

Wilkes-Barre Behavioral Hospital Company, LLC	DE

Wilkes-Barre Holdings, LLC	DE

Wilkes-Barre Hospital Company, LLC	DE

Williamston Hospital Corporation	NC

Women & Children’s Hospital, LLC	DE

Woodland Heights Medical Center, LLC	DE

Woodward Health System, LLC	DE

Youngstown Ohio Hospital Company, LLC	DE